Exhibit 10.31

ITERIS, INC.

Deferred Compensation Savings Plan

ITERIS, INC.

Deferred Compensation Savings Plan

This Deferred Compensation Savings Plan (hereinafter referred to as the “Plan”) has been adopted by the board of directors of Iteris, Inc. (hereinafter referred to as the “Employer”), effective as of March 29, 2002.

1.                                       Purpose

The purpose of the Plan is to provide supplemental retirement income and death benefits for certain Executives (hereinafter defined).

2.                                    Definitions

The following definitions, set forth in alphabetical order, are used throughout the Plan.  Whenever words or phrases have initial capital letters in the Plan, a special definition for those words or phrases is set forth below.

(a)                                  “Beneficiary” means the person, persons or entity designated in writing by the Participant on forms provided by the committee to receive distribution of certain death benefits under the Plan in the event of the Participant’s death.  A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Committee, and such designation shall be effective upon receipt by the Committee.  The designation of a Beneficiary other than the Participant’s spouse, must be consented to in writing by the spouse.  If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant’s death, any death benefits payable under the Plan shall be paid to the Participant’s spouse, if then living, and if the Participant’s spouse is not then living, to the Participant’s estate.

(b)                                 “Benefit Agreement” means a benefit agreement described in Section 8(a) relating to a Participant Deferral election.

(c)                                  “Board of Directors” means the board of directors of the Employer.

(d)                                 “Code” means the Internal Revenue Code of 1986.

(e)                                  “Committee” means the Committee appointed by the Board of Directors to administer the Plan.

(f)                                    “Covered Compensation” means annual salary and cash bonuses, but excluding any other form of remuneration.

(g)                                 “Deferral” means the portion of a Participant’s Covered Compensation that has been deferred in accordance with Section 3.

(h)                                 “Disabled” means permanently unable to perform substantially all the material duties of his regular job because of disease or bodily injury originating after March 29, 2002.

(i)                                     “Distributable Event” means the date upon which the Participant terminates employment with the Employer, dies or becomes Disabled.

(j)                                     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(k)                                  “Executive” means a management or highly-compensated employee of the Employer who has been specifically designated, by the Board of Directors or the Committee, as eligible to participate in the Plan.

(l)                                     “Participant” means an Executive who has made a written election to participate in the Plan in accordance with Section 3(a).

(m)                               “Plan Year” means the calendar year.

(n)                                 “Trust” means the Iteris Deferred Compensation Savings Trust.

3.                                       Deferrals

(a)                                  Commencement of Deferrals:

An Executive shall become a Participant hereunder upon execution by the Participant and the Committee of a Benefit Agreement.  The Benefit Agreement will set forth the amount of Deferrals elected by the Executive. Participants can change the amount of their Deferrals at any time with a new Benefit Agreement.  Each Benefit Agreement will become effective with the next payroll period after execution.

(b)                                 Duration of Deferrals:

A Participant may continue to make Deferrals until his designation as an Executive is revoked by the Board of Directors (in which event he shall be treated as a terminated Participant) or he terminates employment with the Employer.

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(c)                                  Limitation on Deferrals:

Participants may only elect Deferrals if they have elected the maximum amount of deferrals under the Employer’s Code Section 401(k) plan.  Participants may not elect Deferrals in excess of fifty percent (50%) of regular salary, and one hundred percent (100%) of any bonuses, in any Plan Year.

(d)                                 Time and Manner of Payment:

Each Participant Deferral hereunder shall be withheld by the Employer from the Participant’s Covered Compensation and contributed into the Trust within forty-five (45) days of each such Deferral. Deferrals from regular salary compensation shall be taken pro rata from such Covered Compensation for the payroll period selected by Employer during the Plan Year. Deferrals from any bonus sums shall be taken from the bonus payment when it is paid to the Participant. Deferrals will cease upon the occurrence of a Distributable Event.

(e)                                  No Employer Contributions:

No Employer contributions shall be made under this Plan.

4.                                       Participant Benefits

(a)                                  A Participant shall be entitled to receive, in accordance with the method of payout elected under Section 4(c), the entire balance of his subtrust within the Trust at the time of a Distributable Event other than his death.

(b)                                 A Participant’s Beneficiary shall be entitled to receive, in accordance with the method of payout elected under Section 4(c), the entire balance of the Participant’s subtrust within the Trust as of the date of the Participant’s death.

(c)                                  Distribution of the benefit shall be as follows:

(i)                                     two substantially equal lump sum payments, with the first such payment made on the date which is sixty (60) days after the Distributable Event and with the second such payment made on the date which is four hundred twenty seven (427) days after the Distributable Event; or

(ii)                                  a series of sixty (60) equal monthly payments; or

(iii)                               a series of one hundred twenty (120) equal monthly payments.

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A Participant’s election regarding the manner of payment under the Plan shall be made as part of his Benefit Agreement. This election shall remain in effect unless and until the Participant delivers an amended election; an amended election shall apply to distributions of benefits for Distributable Events occurring at least six (6) months after the date on which the amended election is delivered to the Employer.

5.                                       Hardship Withdrawal

At any time prior to a Distributable Event, a Participant may request the Committee to make a distribution to him from his subtrust within the Trust within thirty days.  Such distribution shall be made only if the Committee determines that the Participant is suffering from a financial hardship that cannot be satisfied by his normal sources of income. In making this determination, the Committee shall utilize the regulations adopted by the Treasury pursuant to Section 401(k) of the Code. Only the amount necessary to ameliorate the hardship may be withdrawn.

6.                                       Limited Withdrawal Right

At any time prior to a Distributable Event, a Participant may request the Committee to make a distribution to him from his subtrust within the Trust (within 10 business days) of the entire balance of his subtrust within the Trust, less any gains incurred in such subtrust (other than Deferrals) during the period commencing with the first day of the month coincident with or immediately preceding the date 12 months before the date of such distribution, and ending an the date of such distribution (“12 months of earnings”). The Participant will forfeit such 12 months of earnings, which the Trustee shall distribute as soon as practical to be Employer. Each Participant may exercise this limited withdrawal right only once.

7.                                       Vesting of Benefits

Except as provided in Section 6, a Participant shall be 100% vested in his subtrust within the Trust at all times.

8.                                       Additional Provisions

(a)                                  Benefit Agreement:

The Committee will provide to each Executive a form of Benefit Agreement which will permit the Executive to make Deferrals, which will set forth the Executive’s acceptance of the benefits provided hereunder, his agreement to be bound by the terms of the Plan and the Trust and such other matters as are set forth in this Plan or deemed advisable by the Committee.

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(b)                                 Withholding:

Benefit payments hereunder shall be subject to applicable federal, state or local withholding laws.

(c)                                  Funding of Benefits:

The benefits shall be funded through the Trust. Notwithstanding the foregoing, to the extent that any amounts are withdrawn from the Trust for purposes other than the provision of benefits hereunder, such amounts shall become the direct obligation of the Employer to pay to the Participant (or Beneficiary) in the form of benefits hereunder.  As to such amounts, the Participant (or Beneficiary) shall have the status of a general unsecured creditor of the Employer.

9.                                       Administration of the Plan

(a)                                  The Committee:

The Committee shall administer the Plan and shall keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect.  The powers and duties of the Committee shall include, without limitation, the following:

(i)                                     Resolving all questions relating to the eligibility of Executives to become Participants;

(ii)                                  Determining the amount of benefits payable to Participants or their Beneficiaries and authorizing and directing the Employer and Trustee with respect to the payment of benefits under the Plan.

(iii)                               Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan.

(iv)                              Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

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(v)                                 Engaging any administrative, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan.

Any action taken or determination made by the Committee shall, except as otherwise provided in Section 10 below, be conclusive on all parties.  No members of the Committee shall vote on any matter affecting such member.

(b)                                 Expenses of the Committee:

The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid equally by Employer.

(c)                                  Bonding and Compensation:

The members of the Committee shall serve without bond, and without compensation for their services as Committee members except as the Employer may provide in its discretion.

(d)                                 Information to be Submitted to the Committee:

To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to Executives and Participants as the committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

(e)                                  Notices, Statements and Reports:

The Employer shall be the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Code.

(f)                                    Service of Process:

The Committee may from time to time designate an agent of the Plan for the service of legal process.  The committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law.  In the absence of such a designation, the Employer shall be the agent of the Plan for the service of legal process.

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(g)                                 Insurance:

The Employer, in its discretion, may obtain, pay for and keep current a policy or policies of insurance insuring the Committee members, the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated, against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan and any applicable law.

(h)                                 Indemnity:

If the Employer does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (g), or if such insurance is provided but any of the parties referred to in subsection (g) incur any costs or expenses which are not covered under such policies, then the Employer shall indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were not guilty of willful misconduct. In the event that such party is named as a defendant in a lawsuit or proceeding involving the Plan, the party shall be entitled to receive on a current basis the indemnity payments provided for in this subsection, provided however that if the final judgment entered in the lawsuit or proceeding holds that the party is guilty of willful misconduct with respect to the Plan, the party shall be required to refund the indemnity payments that it has received.

10.                                 Claims Procedure

(a)                                  Filing Claim for Benefits:

If a Participant or Beneficiary (hereinafter referred to as the “Applicant”) does not receive the timely payment of the benefits which the Applicant believes are due under the plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shell be made in writing and shall be signed by the Applicant.  Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the “Claims Coordinator,” The Claims Coordinator may, but need not, be a member of the Committee.  If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the

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validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator’s decision by the Committee.  Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific denial, the specific provisions of the Plan or Agreement on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s appeals procedure as set forth in this section.

If no action is taken by the Claims Coordinator on an Applicant’s claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeals procedure.

(b)                                 Appeals Procedure:

Any Applicant whose claim for benefits is denied in whole or in part may appeal from such denial to the Committee for a review of the decision by the Committee. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

(i)                                     Request a review by the Committee of the claim for benefits under the Plan;

(ii)                                  Set forth all of the grounds upon which the Applicant’s request for review is based and any facts in support thereof; and

(iii)                               Set forth any issues or comments which the Applicant deems pertinent to the appeal.

The committee shall regularly review appeals by Applicants.  The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 90 days after the last documentation is received by the Committee.

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The committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith.  The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Committee shall make an independent determination of the Applicant’s eligibility for benefits under the Plan. The decision of the committee on any claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Applicant, which notice shall set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee’s decision is based.

(c)                                  Exhaustion of Remedy:

No action may be brought for benefits or to enforce any rights hereunder until after the Applicant has exhausted his administrative remedies under this section.

11.                                 Amendment or Termination

The Plan may be amended or terminated by the Board of Directors at any time.  Such amendment or termination may modify or eliminate any benefit hereunder other than a benefit that is vested.

12.                                 Miscellaneous

(a)                                  Participant Rights:

Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Employer or shall limit or restrict the right of the Employer to terminate the employment of a Participant at any time with or without cause.

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(b)                                 Alienation:

Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liability or torts of a Participant or Beneficiary.

(c)                                  Partial Invalidity:

If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to be in full force and effect without being impaired or invalidated in any way.

(d)                                 Choice of Law:

The Plan shall be construed in accordance with ERISA and the laws of the State of California.

(e)                                  Payment to Minors or Persons Under Legal Disability:

If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such intended recipient appointed by a court of competent jurisdiction or any other individual or institution maintaining or having custody of such intended recipient.  A release by such conservator, guardian, individual or institution shall constitute a legal discharge of the Plan’s obligation to the intended recipient.

(f)                                    Spouse’s Interest:

The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

(g)                                 Successors:

In the event of any consolidation, merger, acquisition or reorganization of the Employer, the obligations of the Employer under this Plan shall continue and be binding upon the Employer and successors.

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(h)                                 Gender, Tense and Headings:

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.  Headings of sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

Executed at Anaheim, California this 29th day of March 2002.

ITERIS, INC.

By	/s/ Jack Johnson
Jack Johnson, President

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GRANTOR TRUST

FOR

ITERIS, INC.

ITERIS, INC. DEFERRED COMPENSATION SAVINGS TRUST

This Trust Agreement made this 31st day of March, 2002 by and between Iteris, Inc., a Delaware corporation (the “Company”) and First American Trust, FSB (the “Trustee”);

WHEREAS, the Company has entered into the plan or plans designated in Exhibit A hereto (referred to together herein as the “Plan” pursuant to which the Company has agreed to provide participants in the Plan (the “Participants”) with certain supplemental retirement benefits;

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

WHEREAS, the Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as defined in Article 14 of the Trust Agreement) until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE 1

ESTABLISHMENT OF TRUST

1.1                                 Contributions.

(a)                                  Required Contributions. The Company hereby deposits with the Trustee in trust the assets listed in Exhibit B to this Trust Agreement, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. On or before June fifteenth (15th) of each year, the Company shall make additional deposits equal to the deferrals (or actuarially determined accruals) made under the Plan for the prior Plan Year, which amount shall be deposited with the Trustee in trust to augment the principal to be held, administered and deposited by the Trustee as provided in this Agreement.

(b)                                 Failure to Make Required Contributions. In the event the Company fails to make the contributions required by Section 1.1 (a) or required to enable the Trustee to pay Plan benefits or tax payments associated therewith which are not paid directly by the Company when they become due under the terms of the Plan, such failure shall constitute a Default and shall continue until the cure of such failure. The Company and any Plan fiduciary with actual knowledge that there has been a Default shall have the obligation to notify the Trustee of such Default. Any Plan Participant may also notify the Trustee of a Default and the Trustee shall request that the Company furnish evidence to determine, or enable the Trustee to determine, whether a Default has indeed occurred. Unless the Trustee has actual knowledge or has received notice of a Default, the Trustee shall have no duty to inquire whether a Default has occurred. In making such determination of Default, the Trustee may rely on information received from the Company, taxing authorities, qualified experts or legal counsel that provides the Trustee with a reasonable basis for making a determination that a Default has occurred. Any dispute regarding whether a Default has occurred shall be resolved as provided in Article 8. The Company may at any time cure such Default by making the required contributions or payments plus interest thereon from the date of such Default through the date of cure at the average rate credited on other Trust assets during such period. A Default shall be considered a Triggering Event for purposes of the provisions of the Trust Agreement. However, if after a Default, the Company at any time cures such Default, it shall cease to be deemed that a Triggering Event has occurred for purposes of this Trust Agreement.

1.2                                 Irrevocability. The Trust hereby established shall be irrevocable and all contributions made to the Trust shall be irrevocable regardless of whether such contributions are voluntary or required by the Trust Agreement.

1.3                                 Grantor Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Company shall be responsible for reporting and paying any and all federal, state and local income taxes that may become due as a result of any earning or realized gain on any Trust assets. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

1.4                                 Establishment of Subtrusts. At the written direction of the Company, the Trustee shall establish separate subtrusts for separate Plans or groups of Participants covered by the Trust. At the discretion of the Company, such subtrusts may reflect a segregation of particular assets or may reflect an undivided interest in the assets of the Trust, not requiring any segregation of assets. If a Triggering Event occurs, the Trustee shall establish a separate subtrust for all then-existing Participants in the Plan (or, at the written direction of either the Company or the Participant Committee, for each Participant in the Plan who is covered by the Trust). The subtrust established for all then-existing Participants upon a Triggering Event shall require segregation of particular assets. However, individual subtrusts established for each Participant may reflect an undivided interest in the assets of the subtrust for all then-existing Participants and shall not require segregation of particular assets among particular individual subtrusts. Whenever separate subtrusts are established, the then-existing assets of the Trust or affected portion thereof shall be allocated, as directed by the Company or after a Triggering Event by the Participant Committee, in proportion to the vested accrued benefits, and, then, if any assets remain, the unvested (if any) accrued benefits of the Participants affected thereby, in both instances as of the end of the month immediately preceding such allocation. With respect to any new contributions to the Trust by the Company after separate subtrusts have been established, the Company shall designate the subtrust for which such contributions are made. Except as provided in Section 4.1 herein, after separate subtrusts are established, assets allocated to one subtrust may not be utilized to provide benefits under any other subtrust until all benefits payable under such subtrust have been paid in full. Payments to general creditors in the event of the Company becoming Insolvent shall be charged against the subtrusts in proportion to their account balances, except that payment of benefits to a Participant as a general creditor shall be charged against the subtrust for that Participant.

1.5                                 Signing Authority. The Company shall certify in writing to the Trustee the names and specimen signatures of all those who are authorized to act as or on behalf of the Company (and after a Triggering Event the Participant Committee), and those names and specimen signatures shall be updated as necessary by a duly authorized officer of the Company. The Company shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Company. Until the Trustee receives written notice that a person is no longer authorized to act on behalf of the Company, the Trustee may continue to rely on the prior designation of such person.

ARTICLE 2

PAYMENTS TO PLAN PARTICIPANTS
AND THEIR BENEFICIARIES

2.1                                 Benefit Payments Directed by the Company. Prior to a Triggering Event, the Company Shall direct the Trustee with respect to the amount and timing of any payment to be made to Plan Participants or their beneficiaries.   The Company may appoint an Agent to direct the Company with respect to the amount and timing of such payments. After a Triggering Event, the Participant Committee shall be responsible for directing the Trustee with respect to the amount and timing of any payments to Plan Participants and their beneficiaries. The Participant Committee may approve the continued appointment of the Agent previously appointed by the Company or may appoint a new Agent to act on its behalf in directing the Trustee with respect to the amount and timing of payments from the Trust. The Trustee shall have no duty or responsibility to supervise the Company, Agent or Participant Committee regarding payments to be made to Plan Participants or their beneficiaries under the Trust.

2.2                                 Direct Payment by the Company. The Company may make payments of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan and may obtain reimbursement for such benefit payments from the Trust (or offset required contributions to the Trust) within twelve (12) months following the date such payments are made. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient to make payments the Trustee has been directed to make by the Company, the Agent or the Participant Committee.

2.3                                 Tax Reporting and Withholding Requirements. The Company shall direct the Trustee to make provisions for reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits by the Trustee pursuant to the terms of the Plan and to pay amounts withheld to the Company for remittance to the appropriate taxing authorities. The Company shall have the responsibility for reporting and withholding of all federal, state or local taxes required to be withheld with respect to such payments and for paying such amounts withheld to the appropriate taxing authorities. The Trustee shall have no duty or responsibility with respect to the reporting and withholding or payment of such taxes and shall have no responsibility to determine that the Company has provided for the reporting, withholding and payment of such taxes. The Company shall indemnify and hold harmless the Trustee from any and all losses, liabilities, claims, penalties or damages which may occur as a result of the Trustee following in good faith the written direction of the Company to remit payments to or reimburse the Company for payments made hereunder to or on behalf of Participants or arising from the Company’s tax reporting, withholding and payment obligations hereunder. This indemnification shall survive termination of this Agreement and shall be binding upon the parties, their successors and assigns.

ARTICLE 3

THE TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

3.1                                 Insolvency Defined. The Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (a) the Company is unable to pay its debts as they become due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

3.2                                 Assets Subject to Claims of Creditors on Insolvency. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(a)                                  The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

(b)                                 Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(c)                                  If at any time the Trustee has been notified or has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(d)                                 The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Article 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

3.3                                 Make Up of Suspended Benefits After Insolvency. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE 4

PAYMENTS TO THE COMPANY

4.1                                 No Return of Assets to the Company Prior to Payment of Benefits. Except as provided in Article 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plan.

ARTICLE 5

POWERS OF THE TRUSTEE

5.1                                 Investment Authority. Prior to a Triggering Event, the Company shall have the power over and responsibility for the management and investment of Trust assets, unless otherwise agreed in writing between the Company and the Trustee. The Company may appoint an Agent to act as investment manager and to direct the investment of Trust assets on behalf of the Company, provided the Trustee is notified in writing prior to such appointment taking effect. After a Triggering Event, the Participant Committee shall have the power over and responsibility for management and investment of the Trust assets and appointment of any Agent. The Participant Committee may approve the continued appointment of the Agent previously appointed by the Company or may appoint a new Agent to act as investment manager and to direct the investment of Trust assets. The Trustee shall have no duty to supervise the Agent or to make recommendations regarding Trust assets and shall retain assets until directed in writing by the Company, Agent or Participant Committee to dispose of them. In the event the Company or the Participant Committee delegates investment responsibility to the Trustee, fails to contact or direct the Trustee regarding investment for a period of six (6) months or the Trustee is otherwise required to take responsibility for the investment of Trust assets at any time, for any reason, the Trustee is hereby specifically authorized to retain and maintain any insurance contracts and employer securities purchased at the direction of the company, Agent or Participant Committee regardless of the desirability of diversification of Trust assets. In no event shall the Trustee assume investment responsibility for Trust assets which consist of [employer securities or] insurance products. The Company and, after a Triggering Event, the Participant Committee shall continue, at all times, to maintain investment management authority and control of such assets.

5.2                                 Administrative Powers. Subject in all respects to applicable provisions of this Trust Agreement and the Plan, at the direction of the Company. Agent or Participant Committee, as applicable, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the Trust, including, without limiting the generality of the foregoing, the powers listed below:

(a)                                  To invest and reinvest the Trust assets in any one or more kind, type, class, item or parcel of property, real or personal, tangible or intangible; or in any one or more kind, type, class, or item of obligation, secured or unsecured; or in any combination of them and to retain the property for the period of time that the Company, Agent or Participant Committee deems appropriate, despite fluctuations in the market price or the property.

(b)                                 To sell, convey, transfer, exchange, partition, lease, and otherwise dispose of any of the assets of the Trust at any time held by the Trustee under this Trust Agreement, with or without notice.

(c)                                  To exercise any option, conversion privilege or subscription right given the Trustee as the owner of any security held in the Trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or opposee any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust; to take any action in connection therewith and receive and retain any securities resulting therefrom.

(d)                                 To cause any property of the Trust to be issued, held or registered in the name of the Trustee as the Trustee, or in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property.

(e)                                  To renew or extend the time of payment of any obligation due or to become due.

(f)                                    To commence or defend lawsuits or legal or administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the Trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorneys’ fees in connection therewith out of the assets of the Trust.

(g)                                 To manage any real property in the Trust in the same manner as if the Trustee were the absolute owner thereof.

(h)                                 To borrow money from any person in such amounts upon such terms and conditions and for such purposes as the Trustee, in its discretion, may deem appropriate; in connection therewith to pledge or mortgage any Trust asset as security; to lend money on a secured or unsecured basis to any person other than a party in interest.

(i)                                     To hold such part of the assets of the Trust uninvested for such limited periods of time as may be necessary for purposes of orderly account administration or pending required directions, without liability for payment of interest.

(j)                                     To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal according to the Principal and Income Act and other applicable authorities.

(k)                                  To dispose of any property in the Trust and to enforce any note or obligations of the Company to the Trust (and foreclose on any collateral securing such notes, subject to the terms of any pledge agreement to the Trustee) in the event the Company fails to make required contributions to the Trust after sixty (60) days’ written notice to the Company of its failure to make such required contributions.

(1)                                  To invest in any mutual fund, whether sponsored or advised by the Trustee or any of its affiliates, and the Trustee and its affiliates may be compensated for providing investment advice and other services to such fund, in addition to any Trustee fees received under this Trust Agreement.

(m)                               Generally to do all which the trustee may deem necessary or desirable for the orderly administration or protection of the Trust.

5.3                                 Investment in the Company Securities. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with such securities or obligations acquired by the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan Participants.

5.4                                 Limitation With Respect to Insurance Policies.  The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee Shall have no power to name a beneficiary of the policy other than the Trust to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

5.5                                 Limitation With Respect to the Company as a Business. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

ARTICLE 6

DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested until such time as it is distributed as directed by this Trust Agreement.

ARTICLE 7

ACCOUNTING BY THE TRUSTEE

7.1                                 Accounting and Records. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Such records shall be open to inspection by the Company at all reasonable times. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. After a Triggering Event, the Participant Committee shall have the same rights of inspection as the Company and the Trustee shall deliver a copy of its written account to the Participant Committee as well as to the Company. The requirements for any other accountings, including without limitation accountings to any Participant or beneficiary, is hereby waived to the fullest extent permitted by applicable law.

7.2                                 Valuation. The assets of the Trust shall be valued at their fair market value on the date of valuation, as determined by the Trustee based upon such sources of information as it may deem reliable; provided, however, that the Company, and, after a Triggering Event, the Participant Committee, shall instruct the Trustee as to asset valuations which are not readily determinable on an established market.  The Trustee may rely conclusively on such valuations provided by the Company, the Participant Committee or a duly appointed Agent and shall be indemnified and held harmless by the Company with respect to such reliance. If the Company or Participant Committee fails to provide such values, the Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers or other professionals, the expense of which will be an expense of administration of the Trust. The value of any insurance contract for purposes of substitution shall be the present value of future projected cash flow or benefits payable under the contract, but not less than the cash surrender value.   The projection shall include death benefits based on reasonable mortality assumptions, including facts specifically related to the health of the insured and the terms of the contract to be reacquired.

7.3                                 Tax Reporting The Company and not the Trustee shall be responsible for all income tax reporting and calculation and payment of any wage withholding or other tax requirements in connection with the Trust and any contributions thereto, and any income earned thereby, and payments or distributions therefrom, and the Company agrees to indemnify and defend the Trustee against any liability for any such taxes, interest or penalties resulting from or relating to the Trust. Unless otherwise agreed in witting by the parties, the Trustee shall prepare annually a grantor tax information letter for the Trust and shall promptly transmit that document to the Company for its use in preparing its annual corporate income tax return. If any part of the Trust may become liable for payment of any estate, inheritance, or other taxes, charges or assessments, the Trustee shall refer such matter to the Company and may take such action as the Company shall direct.

ARTICLE 8

RESPONSIBILITY OF THE TRUSTEE

8.1                                 Fiduciary Responsibility. The Trustee shall act as a fiduciary on behalf of Participants and all other parties having an interest in the assets of the Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

8.2                                 Limitation on Liability of the Trustee.

(a)                                  The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plans or to determine the rights or benefits of any person having or claiming an interest under the Plans or in the Trust or under this Trust Agreement or to examine or control any disposition of the Trust or part thereof which is directed by the Company, Participant Committee or Agent, as applicable. Any dispute with respect to a claim for benefit payable under the Plan or Trust, among the Company, the Participant Committee or a Plan Participant or beneficiary shall be governed by and resolved through the claims procedures and dispute resolution provisions contained in the Plan document.

(b)                                 The Trustee shall have no liability for the adequacy of contributions for the purposes of the Plans or for enforcement of the payment thereof.

(c)                                  The Trustee shall have no liability for the acts or omissions of the Company, Agent, Participant Committee or any of their agents.

(d)                                 The Trustee shall have no liability for following proper directions of the Company, Agent, Participant Committee or any of their agents or of any Participant when such directions are made in accordance with this Trust Agreement.

(e)                                  During such period or periods of time, if any, as the Company, Participant Committee or Agent is directing the investment and management of Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased on the directions of such directing party if notice of any such right was given prior to the purchase of such securities. If such notice is given after the purchase of such securities, the Trustee shall notify such directing party. The Trustee shall have no obligation to exercise any such right unless it is instructed to exercise such right, in writing, by the directing party within a reasonable time prior to the expiration of such right.

(f)                                    During such period or periods of time, if any, as the Company, Participant Committee or Agent is directing the investment and management of Trust assets, if such directing party directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of the directing party to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest by the Trustee for such securities.

8.3                                 Indemnification.

(a)                                  The Company hereby agrees to indemnify and hold harmless the Trustee, its officers, directors, employees or agents, from and against any and all liabilities, claims for breach of fiduciary duty or otherwise, demands, damages, costs and expenses, including reasonable attorneys’ fees, arising in any way from the Trustee’s performance of its duties under and according to the terms of this Trust Agreement, including but not limited to, (i) any act taken or omitted by the Trustee in good faith in accordance with or due to the absence of directions from the Company, Agent, Participant Committee, Plan Participant or any of their agents, (ii) any act taken or omitted by the Company, Agent, Participant Committee, Plan Participant or their agents in breach of such party’s responsibilities under the Plan or this Agreement, and (iii) any action taken by the Trustee pursuant to a notification of an order to purchase or sell securities issued by the Company, Agent, Participant Committee, Plan Participant or their agents directly to a broker or dealer.

(b)                                 If the Trustee is named as a defendant in any lawsuit or other proceeding involving the Plan or the Trust for any reason including, without limitation, an alleged breach by the Trustee of its responsibilities under this Agreement, the Company hereby agrees to indemnify the Trustee against all liabilities, costs, and expenses, including reasonable attorneys’ fees, incurred by the Trustee unless the final judgment entered in the lawsuit or proceeding holds the Trustee guilty of gross negligence, willful misconduct, or a breach of fiduciary responsibility.

(c)                                  The Company shall have the right, but not the obligation, to conduct the defense of the Trustee in any legal proceeding covered by this section. However, any legal counsel selected to defend the Trustee must be acceptable to the Trustee, and the Trustee may elect to choose counsel, including in-house counsel, other than that selected by the Company. The Company may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee.

8.4                                 Arbitration. Any claim, dispute or other matter in question arising out of or related to this Trust Agreement shall be resolved by binding arbitration in accordance with the applicable employment dispute resolution rules of the American Arbitration Association, or such other arbitration organization as is mutually agreeable to the interested parties. The arbitration shall be legally binding upon all parties to the fullest extent allowed by law, and the decision of the arbitrators shall be final and enforceable in any court of competent jurisdiction.  The fees and expenses (including reasonable attorneys’ fees and expert fees) incurred in the arbitration shall be paid as directed by the arbitrator. However, all of the Trustee’s fees and expenses incurred in any arbitration or enforcement proceeding to resolve a dispute between, the Company and a Participant, the Participant Committee, an Agent or a beneficiary shall be allowed as an administrative expense of the Trust.

8.5                                 Legal Counsel. The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

8.6                                 Experts. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

ARTICLE 9

COMPENSATION AND EXPENSES OF THE TRUSTEE

The Trustee shall be paid a reasonable Trustee fee fixed by agreement with the Company from time to time and shall be reimbursed for all reasonable authorized administrative expenses, including, but not limited to, legal fees, experts’ fees or fees and expenses associated with arbitration proceedings. No increase in the Trustee fees shall be effective before sixty (60) days after the Trustee gives notice to the Company of the increase. The Trustee shall notify the Company periodically of administrative expenses it has incurred. The Company shall pay the Trustee fees and other reasonable authorized administrative expenses. However, to the extent that any such fees or expenses are not paid by the Company within sixty (60) days after the Company’s receipt of the Trustee’s invoice therefor, the Trustee may charge the Trust for such fees or expenses.

ARTICLE 10

RESIGNATION AND REMOVAL OF THE TRUSTEE

10.1                           Resignation. The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. If the Trustee resigns, the Company shall select a successor Trustee in accordance with the provisions of Section 11.1 hereof prior to the effective date of the Trustee’s resignation or removal. On or after a Triggering Event, the selection of the successor Trustee shall be subject to the approval of the Participant Committee prior to the effective date of the Trustee’s resignation.

10.2                           Removal. The Trustee may be removed by the Company at any time prior to a Triggering Event on sixty (60) days’ notice or upon shorter notice accepted by the Trustee. On or after a Triggering Event, the Trustee may be removed by the Participant Committee on sixty (60) days’ notice or upon shorter notice accepted by the Trustee. If the Trustee is removed, a successor shall be appointed, in accordance with Section 11.2 hereof, by the effective date of removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust payable by the Company as provided in Article 9.

10.3                           Transfer of Assets. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee.  The transfer shall be completed within ninety (90) days after receipt of notice of resignation or removal, unless the Company extends the time limit.

ARTICLE 11

APPOINTMENT OF SUCCESSOR

11.1                           On Resignation of the Trustee. If the Trustee resigns pursuant to the provisions of Section 10.1 hereof, the Company may appoint as successor Trustee any third party, such as a bank trust department or other entity, with at least one billion dollars ($1,000.000,000) in trust assets and that may be granted corporate trustee powers under applicable law, subject to the approval of the Participant Committee as provided in Section 10.1 on or after a Triggering Event. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for instructions.  All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust payable by the Company as provided in Article 9.

11.2                           On Removal of the Trustee. If the Trustee is removed in accordance with Section 10.2 hereof, the Company or the Participant Committee having the authority to make such removal may appoint any third party, such as a bank trust department or other entity, with at least one billion dollars ($1 000,000,000) in trust assets and that may be granted corporate trustee powers under applicable law, as a successor to replace the Trustee upon resignation or removal.  The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company, the Participant Committee or the successor Trustee to evidence the transfer.

11.3                           Responsibility of Successor Trustee. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the terms of this Trust Agreement. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim, or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

ARTICLE 12

AMENDMENT OR TERMINATION

12.1                           Amendment. Prior to a Triggering Event, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. After a Triggering Event, this Trust Agreement may only be amended by a written instrument executed by the Trustee, the Company and an authorized representative of the Participant Committee. Notwithstanding the foregoing, no such amendment shall result in more than an incidental or de minimis reduction in the rights of Participants, conflict with the terms of the Plan or make the Trust revocable.

12.2                           Termination. The Trust shall not terminate until the date on which all Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company. Notwithstanding the foregoing, upon written approval of all Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made and all assets in the Trust at such time shall be returned to the Company. In the event of such Trust termination approved by all Participants or beneficiaries and the Company, it is understood that the Company and not the Trustee has knowledge of the identities and entitlements of all Participants or beneficiaries in the Plan. Therefore, in any such Trust termination direction to the Trustee from the Company, the Trustee may rely conclusively on the Company’s representation in its directive that all Participants or beneficiaries, as applicable, have consented to such revocation and termination.

ARTICLE 13

MISCELLANEOUS

13.1                           Binding Effect; Successor Company. This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and shall promptly supply information required by the Trustee.

13.2                           Severability. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

13.3                           Nonassignability. Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

13.4                           Applicable Law. This Trust Agreement shall be governed by and construed in accordance with the laws of California except where preempted by federal law.

ARTICLE 14

DEFINITIONS

14.1                           Agent shall mean the advisor, administrator, consultant or investment manager appointed by the Company or the Participant Committee in writing to direct the Trustee regarding the payment of benefits and/or the investment of assets in the Trust.

14.2                           Assumptions and Methodology shall mean the actuarial assumptions and method of calculation used in determining the present or future value of benefits, earnings, payments, fees, expenses or any other amounts required to be calculated under the terms of the Trust Agreement.

Such Assumptions and Methodology shall be outlined in detail in Exhibit C to the Trust Agreement and may be changed from time to time by the Company prior to a Triggering Event and with approval of the Participant Committee after a Triggering Event.

14.3                           Change in Control shall mean either: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (c) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (d) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of the voting stock of the Company immediately before the merger or consolidation will not own fifty percent (50%) or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (e) a change in twenty-five percent (25%) (rounded to the next whole person) in the membership of the Board of Directors of the Company within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of eighty-five percent (85%) (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing when there has been a Change in Control. If a Plan Participant alleges in writing to the Trustee that a Change in Control has occurred, the Trustee shall inquire of the Company to determine if there has been a Change in Control. Unless the Trustee has actual knowledge of a Change in Control, or has received notice from the Company or a Plan Participant alleging this such, the Trustee shall have no duty to inquire whether a Change in Control has occurred. The Trustee may, in all events, rely on such evidence concerning the occurrence of a Change in Control as may be furnished by the Company to the Trustee and that provides the Trustee with a reasonable basis for making a determination.

14.4                           Company shall have the same meaning given to such term in the introductory paragraph of this Agreement.

14.5                           Default shall mean failure by the Company to make contributions to the Trust or to make benefit or tax payments required by the Plan as provided by Section 1.1.

14.6                           Insolvent/Insolvency shall have the meaning given to such term in Section 3.1 of the Trust Agreement.

14.7                           Participant shall mean a participant in the Plan and shall have the meaning given to such term in the Plan.

14.8                           Participant Committee shall mean the committee of Participants established after a Triggering Event to direct the Trustee. Upon a Triggering Event, it shall be the responsibility of the Company to notify the three Participants having the largest vested and unvested accrued benefits protected by the Trust assets of their obligation to establish a Participant Committee. The three largest Participants shall act as the Participant Committee until such time as three other Participant representatives shall be nominated and elected by the individual Participants having an interest in the Trust assets as of the date of such election, which election shall take place at least annually under supervision of the incumbent Participant Committee. Any action taken by the Participant Committee shall require a unanimous vote of all three members of the committee. In the event one of the three largest Participants is incompetent or otherwise unavailable to serve, it shall be the responsibility of the Company to notify the Participant having the next largest interest in the Trust assets of his or her obligation to take the place of such unavailable Participant and serve on the Participant Committee. After a Triggering Event, it shall be the responsibility of the Company to provide the Trustee with the names, specimen signatures and contact information, including business addresses and telephone numbers, of the members of the Participant Committee.

14.9                           Plan shall mean the plan or plans sponsored by the Company and funded by the assets of the Trust. Such Plans shall be listed in Exhibit A to the Trust Agreement. Additional plans may be added from time to time by the Company prior to a Triggering Event and with approval of the Participant Committee after a Triggering Event.

14.10                     Triggering Event shall mean a Default and/or a Change in Control.

14.11                     Trust shall mean the trust fund established by this Trust Agreement.

14.12                     Trustee shall have the same meaning given to such term in the introductory paragraph of this Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and entered into this Trust Agreement as of the date first above written.

TRUSTEE:	FIRST AMERICAN TRUST, FSB

	By	/s/ Denise C. Mehus
Its Vice President

COMPANY:	Iteris, Inc.
A Delaware Corporation

	By	/s/ Jack Johnson
		Its	3/29/02

Exhibit A

Plans Funded by Trust

ITERIS, INC. Deferred Compensation Savings Plan, effective March 29, 2002, and as it may be amended from time to time

This Exhibit shall supercede any prior Exhibit A and shall be effective March 31, 2002.

TRUSTEE:	By	/s/ Denise C. Mehus
Denise C. Mehus, Vice President

		Date	3-29-02

COMPANY:	By	/s/ Jack Johnson
		Its	3/29/02 CEO
		Date	3/29/02

Exhibit B

Initial Contributions to Trust

133,333 shares of Iteris, Inc. stock and approximately $30,000 in cash (all fbo Jack Johnson)

This Exhibit shall supercede any prior Exhibit B and shall be effective March 31, 2002.

TRUSTEE:	By	/s/ Denise C. Mehus
Vice President
		Date	3-29-02

COMPANY:	By	/s/ Jack Johnson
		Its	CEO
		Date	3/29/02